United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2026

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 740-7799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2026, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Newland Asset Management LLC, a Delaware limited liability company (“Newland”), Redwing Capital LLC, a Texas limited liability company (“Redwing,” and together with Newland, the “Sellers”), and JoyPak Supply LLC, a Nevada limited liability company primarily engaged in the sale of consumer, beauty, personal care and other everyday-use products (“JoyPak”). Pursuant to the Purchase Agreement, the Company agreed to purchase and acquire from the Sellers all of the issued and outstanding membership interests of JoyPak (the “Membership Interests”) (the “Acquisition”).

The aggregate purchase price for the Membership Interests is $788,000, consisting of an initial payment of $88,000 payable within two business days following the date of the Purchase Agreement (the “Initial Payment”) and a payment of $700,000 payable within two business days following the closing of the Acquisition (the “Closing”). The Initial Payment constitutes a partial payment of the purchase price only and does not result in the transfer of any Membership Interests. All of the Membership Interests will be transferred to the Company at the Closing. The Closing is to occur no later than four weeks after the date of the Purchase Agreement and is expected to occur on or about October 15, 2026, subject to the satisfaction or waiver of the applicable closing conditions. Upon consummation of the Closing, JoyPak will become a wholly owned subsidiary of the Company.

The Purchase Agreement contains customary representations and warranties, covenants, indemnification provisions and termination rights. The termination rights include, among other things, termination in the event of certain material breaches, a final, non-appealable governmental order prohibiting the Acquisition, or the failure of the Closing to occur within four weeks after the date of the Purchase Agreement. The Company also has the right to terminate the Purchase Agreement in certain circumstances arising from its due diligence review or if it reasonably determines that certain material closing conditions or deliverables are unlikely to be satisfied. Upon any termination of the Purchase Agreement other than as a result of the Company’s breach, the Sellers are required to return the Initial Payment to the Company without deduction or setoff.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Membership Interest Purchase Agreement, dated as of September 15, 2026, by and among Cheetah Net Supply Chain Service Inc., Newland Asset Management LLC, Redwing Capital LLC and JoyPak Supply LLC
99.1	Press Release dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2026

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors